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                                                                    EXHIBIT 10.8


                               SUBLEASE AGREEMENT


          THIS SUBLEASE is made as of the 11th day of May, 1999 by and between HEALTHTRUST, INC. - THE HOSPITAL COMPANY, a Delaware corporation ("Sublessor"), and LIFEPOINT HOSPITALS, INC., a Delaware corporation ("Sublessee"), under the following circumstances:

          A. Pursuant to a certain Lease Agreement, dated December 20, 1996 (the "Prime Lease"), a copy of which is attached hereto as Exhibit A, Institutional Real Estate Fund II, a California limited partnership ("Prime Lessor") has leased to Sublessor the premises described therein (the "Premises").

          B. Sublessee desires to lease a portion of the premises leased under the Prime Lease from Sublessor and Sublessor desires to lease the same to Sublessee, on the terms and conditions set forth in this Sublease, and

          NOW, THEREFORE, in consideration of the covenants and agreements of the parties hereinafter set forth and other good and valuable consideration, receipt of which is hereby acknowledged by the parties, Sublessor and Sublessee hereby agree as follows:

          1.   Subleased Premises. Sublessor hereby subleases to the Sublessee a
               ------------------
portion of the premises described in the Prime Lease (hereinafter the "Subleased Premises") consisting of approximately 20,297.06 rentable square feet of space located at 4525 Harding Road, Nashville, Tennessee in Building B, Suite B-300 and a portion of Suite B-103, more particularly described on Exhibit A attached hereto and by reference incorporated herein.

          2.   Term. The term of this Sublease shall commence on May 11, 1999
               ----
and terminate on February 28, 2002 (the "Term"). Sublessor and Sublessee shall each have the right to terminate this Sublease by notice to the other party specifying the termination date which must not be earlier than six (6) months from the date of such notice.

          3.   Rent. Sublessee shall pay to Sublessor rent for the Subleased
               ----
Premises equal to all rent payable by Sublessor under the Prime Lease (excluding rent payable pursuant to Rider No. 2 of the Prime Lease) multiplied by a fraction with the numerator being the number of rentable square feet in the Subleased Premises and the denominator being the total number of rentable square feet of the Premises under the Prime Lease (excluding space leased pursuant to Rider No. 2 of the Prime Lease) ("Sublessee's Share"). Sublessee's Share of base rent payable to Sublessor shall be the monthly sum of $31,291.30 payable in advance on the first day of each month, commencing with the first payment on _____________, 1999 and continuing on the first day of each calendar month thereafter until September 1, 1999, on which date such monthly sum shall be increased to $32,982.72 and such sum shall be payable to Sublessor on the first day of each calendar month thereafter without demand so long as this Sublease remains in effect. The rent due for any fractional month during the term of this Sublease shall be prorated based on the number of days in such month. Sublessee shall pay as additional rent Sublessee's Share of operating expenses and any other payment of rent or other payments required to be made by Sublessor under the terms of the Prime Lease. Additionally, Sublessee agrees to pay to Sublessor an amount equal to Sublessee's Share of Sublessor's total expenses for security
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services incurred with respect to the Premises under the Prime Lease. The initial monthly payment for security services shall be $2,841.59. Such sum shall be payable on the due date of the first monthly installment of rent payable to Sublessor under this Sublease and security expenses for fractional months shall be prorated. Upon any change in the cost of security services, Sublessor shall notify Sublessee of such change and Sublessee shall pay Sublessee's Share of such revised amount from the date of change in the cost of such services and Sublessee shall pay to Sublessor the revised monthly amount for security services. All sums payable by Sublessee to Sublessor pursuant to this Paragraph 3 are hereinafter referred to as "rent."

          4.  Assignment/Further Subletting. Sublessee shall not, either
              -----------------------------
voluntarily or by operation of law, directly or indirectly sell, hypothecate, assign or transfer this Sublease, in whole or in part, or further sublet all or any part of the Subleased Premises, or permit the Subleased Premises to be occupied by any other person, without the prior written consent of Sublessor and Prime Lessor in each instance.

          Notwithstanding the provisions of the first paragraph of this Paragraph 4, after first obtaining the prior written consent of Prime Lessor, Sublessee may assign or sublet the Subleased Premises, or any portion thereof, without Sublessor's consent, to any corporation which controls, is controlled by, or is under common control with Sublessee or to any corporation resulting from the merger or consolidation with Sublessee, or to any person or entity which acquires all the assets of Sublessee as a going concern of the business that is being conducted on the Subleased Premises, provided that before such assignment or sublease shall be effective, (i) said assignee or sublessee shall assume, in full, the obligations of Sublessee under this Sublease, and (ii) Sublessor shall be given written notice of such assignment and assumption. Any such assignment or subletting shall not, in any way, affect or limit the liability of Sublessee under the terms of this Sublease even if after such assignment or subletting the terms of this Sublease are materially changed or altered without the consent of Sublessee, the consent of whom shall not be necessary.

          Any sale, assignment, mortgage, transfer or subletting of this Sublease, which is not in compliance with the provisions of this Paragraph 4 shall be void and at the option of Sublessor, Sublessor may terminate this Sublease. Each such permitted assignment, transfer or further subletting of the Subleased Premises, shall be subject and subordinate to the Prime Lease and this Sublease and each such assignee or sublessee shall be bound to perform, observe and comply with all of the covenants, agreements and terms and conditions of this Sublease, all of which shall be specifically assumed in writing by such assignee or sublessee. Upon the consummation of any such transfer, assignment or sublease, Sublessee shall deliver to Sublessor promptly thereafter, a copy of the fully executed assignment, sublease or other instrument of transfer. The consent of Sublessor or Prime Lessor to any one assignment or sublease shall not relieve Sublessee or its assignee or subtenants from obtaining the prior written consent of Prime Lessor and Sublessor to any further assignment or subletting and shall not release Sublessee from any liability or obligation hereunder, whether or not then accrued.

          5.   Prime Lease. Sublessor represents that a true and complete copy
               -----------
of the Prime Lease, as amended, supplemented and modified, is attached hereto as Exhibit B and Sublessee acknowledges receipt thereof. Sublessor represents and warrants that the Prime Lease is in full force and effect and Sublessor has no knowledge of any defaults under the Prime Lease.

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This Sublease is subject and subordinate to the Prime Lease, all of the terms and conditions thereof and the performance by Prime Lessor of all of its obligations thereunder, and to the extent approved by Sublessee, which approval will not be unreasonably withheld, all amendments and supplements hereafter entered into. All terms contained in this Sublease shall have the same meanings and definitions ascribed to them in the Prime Lease, unless any such term is expressly defined in this Sublease or the context requires otherwise. Sublessee shall not commit or permit to be committed on the Subleased Premises any act or omission which violates any term or condition of the Prime Lease. In the event of the termination of the Sublessor's interest as Sublessee under the Prime Lease for any reason other than a default by Sublessor under the Prime Lease which occurs for any reason other than a breach or a default by Sublessee under this Sublease, then this Sublease shall terminate coincidentally therewith without any liability of Sublessor to Sublessee. Sublessee shall only have such rights with respect to the Leased Premises which Sublessor has pursuant to the Prime Lease. Except as specifically exempted as provided below in this Paragraph 5, Sublessee shall assume, perform and observe all of the obligations of Sublessor as Lessee under the Prime Lease, to the extent that such terms and conditions are applicable to the Subleased Premises, including without limitation thereto payment (or in the case of payment in the first instance by Sublessor, reimbursement of Sublessor for payment) of Sublessee's Share of all rent which becomes due under the Prime Lease. Sublessee's performance and observance of all such obligations shall be effected so that, whenever time periods are specified in the Prime Lease for Sublessor's compliance as Lessee thereunder, Sublessee shall have so complied on or prior to such date, unless otherwise specifically provided herein. Except as otherwise provided in this Sublease, all of the terms and conditions contained in the Prime Lease, except for the provisions of 1.2, 1.5, 1.6, 1.7, 1.10, 2.2, 3, 4, 12, 15, Rider No. 1,
and Rider No. 2, are incorporated herein as terms and conditions of this Sublease (with each reference in the Prime Lease to "Lessor" being deemed to refer to Sublessor and Prime Lessor, with each reference to "Lessee" therein being deemed to refer to Sublessee and with each reference to the Premises being deemed to refer to the Subleased Premises); and all such provisions along with all of the provisions specifically set forth in this Sublease, shall be the complete terms and conditions of this Sublease.

          If Prime Lessor shall be in default of any of its obligations under the Prime Lease, Sublessee shall be entitled to all rights and remedies against Prime Lessor which Sublessor would otherwise be entitled to under the Prime Lease as a result of such default; subject, however, to the following provisions and procedures: Insofar as Prime Lessor is or may be obligated to construct or make any alterations or improvements to the Subleased Premises, to furnish any services to the Leased Premises, to repair or rebuild the same, to insure the Subleased Premises, to perform any other act whatsoever with respect to the Premises or the Subleased Premises or to perform any obligation or satisfy any condition under the Prime Lease, Sublessee expressly acknowledges that notwithstanding anything to the contrary provided in this Paragraph 5, Sublessor does not undertake the performance or observance of such obligations, but is only obligated to use reasonable efforts to obtain Prime Lessor's performance for Sublessee's benefit and without obligating itself to institute legal action or incur any out of pocket expense. If after receipt of written request from Sublessee, Sublessor fails or refuses to take appropriate action for the enforcement of Sublessor's rights against Prime Lessor with respect to the Leased Premises, Sublessee shall have the right to take such action in Sublessee's own name and for that purpose

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

and only to such extent, Sublessor's rights under the Prime Lease shall be and hereby are conferred upon and assigned to Sublessee. Sublessee shall be subrogated to such rights to the extent that the same shall apply to the Subleased Premises. If any such action against Prime Lessor in Sublessee's name shall be barred by reason of lack of privity, nonassignability or otherwise, Sublessor shall permit Sublessee to take such action in Sublessor's name; provided, however, that Sublessee shall indemnify, defend and hold Sublessor harmless from and against all liability, expense, loss or damage which Sublessor may incur or suffer by reason of any such action, and that copies of all papers, and notices of all proceedings, shall be given to Sublessor.

          6.   Late Charges. Sublessee hereby acknowledges that late payment by
               ------------
Sublessee to Sublessor of Rent and other sums due hereunder will cause Sublessor to incur costs not contemplated by this Sublease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Sublessor. Accordingly, if any installment of Rent or any other sum due from Sublessee shall not be received by Sublessor within 10 days after such amount shall be due, Sublessee shall pay to Sublessor a late charge equal to 3% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Sublessor will incur by reason of late payment by Sublessee.

          7.   Defaults and Remedies. The following events of default and
               ---------------------
remedies shall govern this Sublease:

               (a)  Defaults. The following events shall constitute a material
                    --------
default under this Sublease:

                    (i) The failure by Sublessee to make any payment of rent or any other payment required to be made by Sublessee hereunder, as and when due, where such failure shall continue for a period of 10 days after written notice thereof from Sublessor or Prime Lessor.

                    (ii) The failure by Sublessee to observe or perform any of the covenants, conditions or provisions of this Sublease to be observed or performed by Sublessee other than those described in Section (i) above, where such failure shall continue for a period of 30 days after written notice thereof from Sublessor or Prime Lessor, provided that if the cure of such breach shall reasonably require more than 30 days, then Sublessee shall not be in default if Sublessee commenced such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

                    (iii) The making by Sublessee of any general assignment, or general arrangement for the benefit of creditors; the filing by or against Sublessee of a petition to have Sublessee adjudged a bankrupt or a petition for reorganization or arrangement under any bankruptcy law (unless the petition filed against Sublessee is dismissed within 90 days); the appointment of a trustee or receiver to take possession of substantially all of Sublessee's assets located at the Subleased Premises or of Sublessee's interest in this Sublease, where possession is not restored to Sublessee within 30 days; or the attachment, execution or other judicial seizure of substantially all of Sublessee's assets located at the Subleased Premises or of Sublessee's interest in this Sublease, where such seizure is not discharged within 60 days.

               (b)  Remedies. In the event of any such material default,
                    --------
Sublessor may at any time thereafter, and without limiting Sublessee in the exercise of any right or remedy which Sublessor may have by reason of such default:

                    (i) Terminate Sublessee's right to possession of the Subleased Premises by any lawful means, in which case this Sublease shall terminate and Sublessee shall immediately surrender possession of the Subleased Premises to Sublessor. In which event Sublessor shall be entitled to recover from Sublessee all damages incurred by Sublessor by reason of Sublessee's default including, but not limited to, the cost of recovering possession of the Subleased Premises; expenses of reletting, including renovation and alteration of the Subleased Premises, reasonable attorney's fees, and any real estate commissions actually paid; the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Sublessee proves could be reasonably avoided; and that portion of any leasing commission paid by Sublessor applicable to the unexpired term of this Sublease. Unpaid installments of Rent or other sums shall bear interest from the date due at the "prime rate" of interest as announced from time to time in the Wall Street Journal plus 2%, but in no event more than the maximum interest allowed by law (which rate is hereinafter referred to as the "Interest Rate"). If Sublessee abandons the Subleased Premises, Sublessor shall have the option of retaking possession of the Subleased Premises and recovering from Sublessee the amount as specified in this paragraph.

                    (ii) Maintain Sublessee's right to possession in which case this Sublease shall continue in effect whether or not Sublessee shall have abandoned the Subleased Premises. In such event, Sublessor shall be entitled to enforce all of Sublessor's rights and remedies under this Sublease, including the right to recover the rent as it becomes due hereunder.

                    (iii) Sublessor may remove any or all items of Sublessee's property from the Subleased Premises and dispose of them in any commercially reasonable manner, and Sublessee shall pay upon demand to Sublessor the actual expense of such removal and disposition together with interest at the Interest Rate, but in no event more than the maximum interest allowed by law, from the date of payment by Sublessor until repayment by Sublessee.

                    (iv) Pursue any other remedy now or hereafter available to Sublessor under the laws or judicial decisions of the State of Tennessee.

          8. Notices. Any notice or other communication required or permitted
             -------
to be given under this Sublease shall be in writing and shall be deemed to have been effectively given if delivered personally or if mailed certified mail, postage prepaid, return receipt requested, or sent by nationally recognized overnight carrier as follows:

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

          If to Sublessor:

               Healthtrust, Inc. - The Hospital Company
               c/o Columbia/HCA Healthcare Corporation
               One Park Plaza
               Building 2, 5th Floor
               Nashville, TN  37203

          If to Sublessee:

               LifePoint Hospitals, Inc.
               4525 Harding Road
               Suite B-300
               Nashville, TN 37205
               Attn. Neil Hemphill

          Any party may change the address to which notices and other communications are to be directed to it by giving notice of such change to the other party in the manner provided in this section.

          9.   Parking. Sublessee shall have the use of  57 parking spaces in
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the Office Building Project on an unreserved basis.

          10.  Headings. The use of headings, captions and numbers in this
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Sublease is solely for the convenience of identifying and indexing the various paragraphs, and shall in no event be considered otherwise in construing or interpreting any provision of this Sublease.

          11.  Severability. If any term, covenant, conditions or provision of
               ------------
this Sublease, or the application thereof to any person or circumstance shall ever be held to be invalid or unenforceable, then, in each such event, the remainder of this Sublease or the application of such term, covenant, condition or provision to any other person or any other circumstances (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent provided by law.

          12.  Entire Agreement. This Sublease (including the Exhibits, the
               ----------------
Prime Lease and all supplementary agreements provided for herein, if any) contains the entire agreement of the Sublessor and the Sublessee and no representations, warranties, inducements, promises or agreements, oral or otherwise, between the parties not described in this Sublease shall be of any force or effect.

          13.  Modifications. This Sublease shall not be modified or amended in
               -------------
any respect except by a written agreement executed by the Sublessor and the Sublessee in the same manner as this Sublease is executed.

          IN WITNESS WHEREOF, Sublessor and Sublessee have executed this instrument as of the day and year first written above.

                              SUBLESSOR:

                              HEALTHTRUST, INC. - THE HOSPITAL
                              COMPANY

                              By:  /s/  Howard Patterson
                                 -----------------------

                              Title:  Vice President

                              SUBLESSEE:

                              LIFEPOINT HOSPITALS, INC.


                              By:  /s/  William F. Carpenter III
                                 -------------------------------

                              Title: Senior Vice President, General Counsel and
                                     Secretary

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

                                   EXHIBIT A

                       DESCRIPTION OF SUBLEASED PREMISES



Approximately 20,297.06 rentable square feet known as B Building, Suite B-300 and a portion of Suite B-103 at 4525 Harding Road, Nashville, Tennessee as more particularly described on the floor plans attached to this Exhibit A.